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                                                          Exhibit 99






Analyst contact:
Dennis E. McDaniel
Vice President, Investor Relations
513-603-2197
dennis.mcdaniel@ocas.com

Media contact:
Cindy L. Denney
Assistant Vice President, Corporate Communications
513-603-2074 (ofc.), 513-703-7372 (cell)
cindy.denney@ocas.com

Liberty contact:
John Cusolito
617-574-5512



For Immediate Release
---------------------


        LIBERTY MUTUAL GROUP RECEIVES INSURANCE REGULATORY
      APPROVALS FOR ACQUISITION OF OHIO CASUALTY CORPORATION


BOSTON, MASS. AND FAIRFIELD, OHIO - AUGUST 20, 2007 - Liberty Mutual Group and Ohio Casualty Corporation (NASDAQ: OCAS) today announced that Liberty Mutual Group has received approvals from the State of Ohio Department of Insurance and the State of Indiana Department of Insurance for the acquisition by Liberty Mutual Insurance Company of Ohio Casualty Corporation. The parties expect to close the acquisition on Friday, August 24, 2007.


About Liberty Mutual Group

Boston-based Liberty Mutual Group is a diversified global insurer and sixth largest property and casualty insurer in the U.S. based on 2006 direct written premium. The Company also ranks 95th on the Fortune 500 list of largest corporations in the U.S. based on 2006 revenue. As of December 31, 2006, Liberty Mutual Group had $85.5 billion in


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consolidated assets, $74.6 billion in consolidated liabilities, and $23.5 billion in annual consolidated revenue.

Liberty Mutual Group offers a wide range of insurance products and services, including personal automobile, homeowners, workers compensation, commercial multiple peril, commercial automobile, general liability, global specialty, group disability, assumed reinsurance, fire and surety.

Liberty Mutual Group (www.libertymutual.com) employs over 39,000 people in more than 900 offices throughout the world.

About Ohio Casualty Corporation
Ohio Casualty Corporation is the holding company of The Ohio Casualty Insurance Company, which is one of six property-casualty insurance companies that make up the Ohio Casualty Group, collectively referred to as the Consolidated Corporation. The Ohio Casualty Insurance Company was founded in 1919 and is licensed in 49 states. Ohio Casualty Group is ranked 50th among U.S. property/casualty insurance groups based on net premiums written (Best's Review, July 2007). The Group's member companies write auto, home and business insurance. Ohio Casualty Corporation trades on the NASDAQ Stock Market under the symbol OCAS and had assets of approximately $5.7 billion as of June 30, 2007.

Ohio Casualty Group is the marketing brand for our six property/casualty insurance companies, which are licensed to write auto, home and business insurance. Policies are written through the independent agency system. The oldest company, The Ohio Casualty Insurance Company, was founded in 1919. Rated A (Excellent) for financial strength by the A.M. Best Company, Inc., the Group has written premiums of approximately $1.42 billion as of Dec. 31, 2006. OCG products are marketed through approximately 3,400 independent agencies.

Cautionary Notice Regarding Forward Looking Statements
Certain statements in this press release contain forward-looking statements, including statements relating to results of operations. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements made by Liberty Mutual Group or Ohio Casualty Corporation may be identified by the use of words such as "will," "expects," "intends," "plans," "anticipates," "believes," "seeks," "estimates," and similar expressions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For a further discussion of these and other risks and uncertainties affecting Liberty Mutual, see Liberty Mutual's website at www.libertymutual.com/investors. For a further discussion of these and other risks and uncertainties affecting Ohio Casualty Corporation, see the "Risk Factors" section in Ohio Casualty Corporation's most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission. Ohio Casualty Corporation and Liberty Mutual


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Group undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.



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